Lehman Brothers
Global Financial Services Conference

September 8, 2008

Discussion Topics

▪	Company Profile and Business Focus

▪	Key 2008 Business Priorities

▪	Highlights of Second Quarter 2008

▪	Balance Sheet Composition and Credit Quality

Company Profile

NewAlliance is a regional community bank with a significant southern New England presence:

▪	Approximately $8.3 billion in assets and $4.3 billion in deposits;

▪	89 branches in Connecticut and Massachusetts;

▪	3rd largest bank headquartered in Connecticut; 4th largest in New England;

▪	Dominant market share in its core markets;

▪	Balance sheet growth driven by strong sales culture and acquisitions;

▪	Strong capital - - Tier 1 leverage of 11.2%.

Building the NewAlliance Franchise

[Map]

2008 Business Priorities

PRIORITY	Build revenue momentum;

PRIORITY	Invest in technology and breadth of business capabilities;

PRIORITY	Maintain vigilant risk management focus;

PRIORITY	Deploy capital opportunistically.

Consolidated Statements of Income

	Three Months Ended
(In millions) (Unaudited)	June 30, 2008	March 31, 2008	June 30, 2007

Interest and dividend income	$ 99.2	$ 102.2	$ 98.1
Interest Expense	50.9	56.2	55.5
Net interest income before provision	48.3	46.0	42.6
Provision	3.7	1.7	0.6
Net interest income after provision	44.6	44.3	42.0
Total non-interest income	14.5	15.6	(7.8) (1)
Total non-interest expense	41.3	42.2	40.9
Income (loss) before income taxes	17.8	17.7	(6.7)
Income tax provision (benefit)	6.0	4.8	(2.8)
Net income (loss)	$ 11.8	$ 12.9	$ (3.9)	(2)

Diluted EPS	0.12	0.13	(0.04)	(3)
Net interest margin	2.67%	2.56%	2.44%

Proforma 6/30/07 Data:

(1)           14.8 before securities restructuring charge
(2)           10.8 before securities restructuring charge
(3)           0.10 before securities restructuring charge

Highlights of 2nd Quarter 2008

Priority	Progress Against Goals

Build revenue momentum:	▪Overall operating revenue*increased $1.1 million over Q1 ‘08;

▪Loans increased $191 million from Q1 ‘08;

▪Average core deposits increased $237 million, or 10.2%;

▪Reduced deposit costs by $5.2 million or 51 b.p. from Q1 ‘08.

▪NIM improved 11 b.p. from Q1 ‘08 to 2.67%.

*excluding net gain (loss) on securities &
  limited partnerships

Quarterly Loan Originations

[GRAPH]

Quarter End Loan Balances

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Quarter End Deposit Balances

[GRAPH]

Deposit Pricing Trends

	Pricing 12/31/07	Pricing 1/31/08	Pricing 3/31/08	Pricing 6/30/08
Premium Checking Blended Rate	1.73%	.99%	.50%	.50%

Premium Money Market Blended Rate	4.17%	3.25%	2.31%	2.32%

Blended Savings Rate	2.34%	2.25%	2.33%	2.48%

Weekly Special Relationship CD (under 1 year) Posted Rate	4.17%	2.47%	2.72%	4.00%

Weighted cost of total deposits for the month	3.08%	3.01%	2.68%	2.29%

June 2008 Year-to-Date Highlights

Priority	Progress Against Goals

Invest in technology and breadth of business capabilities:	▪Expanded Internet sales channel;

▪Initiated new debit card cash rewards program to enhance checking growth; increase debit card ownership by 2% and usage by 8%;

▪Continued technology upgrade of branch platform.

June 2008 Year-to-Date Highlights (continued)

Priority	Progress Against Goals

Maintain vigilant risk management focus:
▪Accelerated account monitoring;

▪Introduced credit scoring on commercial loan portfolio;

▪Total delinquencies of 89 b.p.;

▪Non-performing loans to total loans at 53 b.p.;

▪Net charge-offs of 6 b.p. annualized;

▪Adequate reserve coverage at 97b.p.

June 2008 Year-to-Date Highlights (continued)

Priority	Progress Against Goals

Deploy capital opportunistically:
▪Twice “well capitalized” regulatory benchmark;
tTier 1 capital 11.2%;
tRisk-based capital of 19.7%;

▪Repurchased 783,033 shares at average price of $12.48;

▪Continue to evaluate prudent M & A opportunities:
tBanks
tBranches
tNew lines of business

Stock Price Comparison
NAL vs. SNL Thrift and Bank Indices for 1st Half ‘08

[GRAPH]

Balance Sheet Composition and
Credit Quality

Deposits
June 30, 2008

[GRAPH]

Loan Portfolio
June 30, 2008

[GRAPH]

Residential Portfolio Snapshot
June 30, 2008

[GRAPH]

Residential Portfolio Score Distribution
June 30, 2008

[GRAPH]

Total Mortgages
June 30, 2008

[GRAPH]

Home Equity Portfolio Snapshot
June 30, 2008

[GRAPH]

Total CRE Portfolio Snapshot
June 30, 2008

[GRAPH]

CRE Portfolio Snapshot
June 30, 2008

[GRAPH]

C&I Portfolio Snapshot
June 30, 2008

[GRAPH]

C&I Portfolio Snapshot
June 30, 2008

[GRAPH]

Housing Related C & I Analysis
As of June 30, 2008

[GRAPH]

Asset Quality Key Indicators

	6/07	9/07	12/07	3/08	6/08
Non-performing loans to total loans	0.33%	0.42%	0.35%	0.40%	0.53%

Allowance for losses to total loans	0.92%	0.92%	0.93%	0.95%	0.97%

Allowance for losses to non-accrual loans	280%	221%	267%	239%	183%

Net charge-offs to total loans *	0.02%	0.04%	0.13%	0.01%	0.11%

Total delinquencies/ loans (30+)	0.67%	0.73%	0.63%	0.70%	0.89%

Loan loss provision	$0.6MM	$1.0MM	$2.3MM	$1.7MM	$3.7MM

*annualized

Investment Portfolio
June 30, 2008

[GRAPH]

Gap Report June 2008

[CHART]

Challenges Ahead

▪	Consumer & market stress

▪	Impact of deposit flows on NIM outlook

▪	Pressure on expenses

▪	Upward drift in delinquencies

Organizational Strengths

▪	Management depth

▪	Strong sales culture

▪	Risk management

▪	Regulatory compliance

▪	Disciplined acquirer and integrator

▪	Capital management

Disclaimer & Forward-Looking Statements

This presentation contains forward-looking statements which involve risks and uncertainties.  The Company's actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, changes in market interest rates, loan prepayment rates, general economic conditions, legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition and demand for financial services; changes in accounting principles and guidelines; the ability of the Company to successfully complete and integrate acquisitions; the pace of growth and profitability of possible de novo branches; the impact of additional equity awards yet to be determined; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing and services.

Capital ideas. Human values.